Exhibit 16.1

PricewaterhouseCoopers LLP
Suite 1000
1670 Broadway
Denver CO 80202-4870
Telephone (720) 931 7000
Facsimile (720) 931 7100
pwc.com

August 26, 2010

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Royal Gold, Inc. (copy attached) in section (a) of the Item 4.01 Form 8-K/A of Royal Gold, Inc. dated August 6, 2010, which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K/A, as part of the Form 8-K/A of Royal Gold, Inc. dated August 6, 2010.  We agree with the statements concerning our Firm in section (a) of such Form 8-K/A.

Very truly yours,

/s/ PricewaterhouseCoopers LLP